UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 18, 2007

PRB ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Nevada	333-120129	20-0563497
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1875 Lawrence Street, Suite 450
Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 308-1330

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

A letter dated April 18, 2007 was received from Mr. Joseph W. Skeehan, a director of PRB Energy, Inc. (“PRB”), indicating that he has decided not to stand for reelection on May 31, 2007 to the Board of Directors of PRB.  Mr. Skeehan’s decision was based upon business commitments that do not permit him to devote the time that he feels is necessary to serve the Company and the shareholders.   The decision was not the result of any disagreement with PRB.   He will continue to serve out the rest of his term, as a Director and the Chairman of the Audit Committee, through May 31, 2007.

A copy of Mr. Skeehan’s resignation letter dated April 18, 2007 is attached to this Current Report on Form 8-K as Exhibit 17.1.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
17.1	Resignation Letter dated April 18, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRB ENERGY, INC.

/s/ Robert W. Wright
Robert W. Wright
Chairman and Chief Executive Officer

April 18, 2007